EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Inland Diversified Real Estate Trust, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Chicago, Illinois

September 5, 2008